Exhibit 99.1
Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, May 11, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today operational results for the month ended and as of April 30, 2009.

Utilization for the Company’s drilling fleet was 39% for the month of April compared to 44% for the previous month and 58% for the first quarter of 2009.  The Company had an average of 45 marketed drilling rigs in April compared to 45 in the previous month and 45 for the first quarter of 2009.  The average dayrate on operating drilling rigs as of April 30, 2009, was $17,000 compared to $17,224 as of March 31, 2009, and $16,708 for the first quarter of 2009.

Utilization for the Company’s workover fleet was 14% for the month of April compared to 15% for the previous month and 24% for the first quarter of 2009.  The Company had an average of 52 marketed workover rigs in April compared to 52 in the previous month and 52 for the first quarter of 2009.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of April 30, 2009

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M		I
3	5	650 hp		M		I
4	6	650 hp		M		I
5	7	650 hp		M		I
6	8	1000 hp		E		I
7	9	650 hp		M		I
8	10	1000 hp		E		I
9	11	1000 hp		E		I
10	12	1500 hp		E		I
11	14	1200 hp		E	Woodford	O	Term	120	8/28/2009
12	15	1200 hp		E	Haynesville	O	Term	92	7/31/2009
13	16	1400 hp		E		I
14	17	1700 hp		E	Anadarko	O	Term	132	9/9/2009
15	20	1400 hp		E	Bakken	O	Term	124	9/1/2009
16	21	2000 hp		E	Haynesville	O	Term	550	11/1/2010
17	22	1000 hp		E		I
18	23	1000 hp		E		I
19	25	1500 hp		E		I
20	26	1200 hp		E		I
21	27	1500 hp		E	Piceance	O	Term	155	10/2/2009
22	28	1200 hp		E		I
23	29	1500 hp		E		I
24	37	1000 hp		E	Marcellus	O	well to well
25	41	950 hp		M		I
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M		I
28	51	850 hp		M		I
29	52	850 hp		M		I
30	54	850 hp		M		I
31	55	950 hp		M	Chicontepec	O	Term	245	12/31/2009
32	56	1100 hp		M		I
33	57	1100 hp		M	Woodford	O	Term	55	6/24/2009
34	58	800 hp		M		I
35	59	850 hp		M		I
36	60	850 hp		M		I
37	62	1000 hp		M	Anadarko	O	well to well		2/20/2009
38	70	450 hp		M		I
39	72	750 hp		M		I
40	75	750 hp		M	Woodford	O	Term	101	8/9/2009
41	76	900 hp		M	Chicontepec	O	Term	245	12/31/2009
42	77	1200 hp		M		I
43	78	1000 hp		M	Chicontepec	O	Term	245	12/31/2009
44	94	1000 hp		M		I
45	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 16, 2009, as amended on April 29, 2009, and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com